UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 28, 2014

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00663	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On January 28, 2014, Ares Capital Corporation (the “Company”) issued an additional $150 million aggregate principal amount of its 4.875% senior notes due 2018 (the “New 2018 Notes”).  The New 2018 Notes were issued as additional notes under the Fourth Supplemental Indenture, dated November 19, 2013, between the Company and the Trustee, pursuant to which, on November 19, 2013, the Company issued $600 million aggregate principal amount of its 4.875% senior notes due 2018 (the “Existing 2018 Notes,” and together with the New 2018 Notes, the “2018 Notes”).  The New 2018 Notes are being treated as a single series with the Existing 2018 Notes under the Indenture and have the same terms as the Existing 2018 Notes.  The New 2018 Notes have the same CUSIP number and are fungible and rank equally with the Existing 2018 Notes.

The New 2018 Notes were issued at a premium of 102.7% of their principal amount, resulting in estimated net proceeds, after estimated offering expenses, of approximately $151.9 million. Aggregate estimated offering expenses in connection with the offering of the New 2018 Notes, including the underwriting discount of $1.5 million, were approximately $2.2 million.  The Company expects to use the net proceeds of the offering of the New 2018 Notes to repay or repurchase certain outstanding indebtedness, which may include repaying outstanding indebtedness under its debt facilities and, to the extent not applied for such purposes, for general corporate purposes, including investing in portfolio companies in accordance with its investment objective.

The New 2018 Notes will mature on November 30, 2018 and may be redeemed in whole or in part at the Company’s option at any time at the redemption prices set forth in the Fourth Supplemental Indenture.  The New 2018 Notes bear interest at a rate of 4.875% per year payable semiannually on May 30 and November 30 of each year, commencing on May 30, 2014.  The New 2018 Notes are direct unsecured obligations of the Company.

The New 2018 Notes were offered and sold pursuant to the Registration Statement on Form N-2 (File No. 333-188175), the preliminary prospectus supplement filed with the Securities and Exchange Commission on January 23, 2014 and the pricing term sheet filed with the Securities and Exchange Commission on January 23, 2014.

The foregoing description of the New 2018 Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Supplemental Indenture and the accompanying Form of 4.875% Senior Notes due 2018, filed as Exhibits 4.1 and 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2013 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: January 31, 2014

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer